UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 28, 2014
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Mannatech, Incorporated (the “Company”) held its 2014 Annual Shareholders’ Meeting on May 28, 2014.  The Company’s shareholders considered four proposals, each of which is described in the Proxy Statement.  A total of 1,805,996 shares were represented in person or by proxy, or 68% of the total shares outstanding.  The final results of votes with respect to the proposals submitted for shareholder vote at the 2014 Annual Shareholders’ Meeting are set forth below.

Proposal 1 – Election of Directors

Shareholders elected Alan D. Kennedy and Robert A. Toth as Class III Directors.

Director	For	Withheld	Broker Non-Votes
Alan D. Kennedy	856,912	79,381	869,703
Robert A. Toth	858,942	77,351	869,703

Proposal 2 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Shareholders ratified the appointment of BDO USA, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
1,706,583	45,977	53,436

Proposal 3 – Approval, on an advisory basis, of Executive Compensation (“Say-on-Pay”)

Shareholders approved, on an advisory basis, executive compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
921,981	9,765	4,547	869,703

Proposal 4 –Approve an amendment to the 2008 Stock Incentive Plan to increase the number of shares of common stock subject to the plan by 130,000

Shareholders approved the amendment to the 2008 Stock Incentive Plan to increase the number of shares of common stock subject to the plan by 130,000.

For	Against	Abstain	Broker Non-Votes
855,634	77,534	3,125	869,703

The Company’s press release related to the foregoing event is filed as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit

99.1*	Press Release dated May 30, 2014 entitled “Mannatech Announces Results of Annual Shareholders’ Meeting”.

* filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: May 30, 2014	By:	/s/ S. Mark Nicholls
S. Mark Nicholls Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

99.1*	Press Release dated May 30, 2014 entitled “Mannatech Announces Results of Annual Shareholders’ Meeting”.

* filed herewith.